Exhibit 99.1

HealthEquity to Acquire WageWorks Accelerating Market-Wide Transition to HSAs

Delivers sustained growth, significant synergies, rapid deleveraging

DRAPER, Utah and SAN MATEO, California., (Globe Newswire) June 27, 2019 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity”), the nation’s largest independent health savings account (“HSA”) non-bank custodian, and WageWorks, Inc., (NYSE: WAGE) (“WageWorks”), a leader in administering HSAs and complementary consumer-directed benefits (“CDBs”), today announced that they have entered into a definitive agreement under which HealthEquity will acquire all of the issued and outstanding shares of common stock of WageWorks for $51.35 per share in cash, representing a total enterprise value of approximately $2 billion. The all-cash offer represents a 28% premium to the volume weighted average closing price of WageWorks shares for the 30 trading days prior to HealthEquity’s acquisition proposal becoming public on April 29, 2019.

The acquisition is expected to give HealthEquity access to more of the fast-growing HSA market by expanding its direct distribution to employers and benefits advisors as a single source premier provider of HSAs and complementary CDBs, including flexible spending accounts, health reimbursement arrangements, COBRA administration and commuter accounts. Its focus on member engagement and remarkable service enables HealthEquity to more fully meet the needs of employers, partners and a broader range of consumers along the continuum of health savings.

Jon Kessler, President and CEO of HealthEquity, commented on the acquisition, “Acquiring WageWorks positions us to accelerate the market-wide transition to HSAs, with greater market access and an end-to-end proprietary platform built to drive members to spend smarter while saving for healthcare in retirement. Together, we can meet employers and employees wherever they are on their journeys to connect health and wealth, while simultaneously accelerating our growth in an expanding industry. This transaction is compelling for team members and stockholders of both companies, and it accelerates the strategic goals of both companies immediately by adding WageWorks’ market-leading CDB services to HealthEquity’s highly acclaimed HSA platform.”

Edgar Montes, President and CEO of WageWorks, noted: “The combination of WageWorks and HealthEquity will be transformative in our industry and will amplify our impact among clients, brokers and policymakers. Together with HealthEquity, WageWorks can bring broader, deeper, more innovative solutions to our customers – giving them greater choice and peace of mind. This transaction recognizes and reflects our strong brand and reputation in the market.”

Stuart C. Harvey, Jr., Executive Chairman of WageWorks, said: “This transaction underscores everything we’ve accomplished as we have worked to rebuild WageWorks and emerge stronger than ever. Our Board of Directors, in line with its fiduciary duties, worked with financial and legal advisors to carefully review the HealthEquity proposal in the context of our business and the industry as a whole, and following that review we are pleased to deliver to WageWorks stockholders the premium value inherent in this transaction.”

Financial Details

HealthEquity has identified significant synergy opportunities and anticipates approximately $50 million in annualized on-going synergies that will be realized within 24 to 36 months of closing, primarily through custodial and interchange revenue and operating efficiencies. HealthEquity also anticipates generating significant incremental revenue synergies over time as the combined client base takes advantage of the complete offering.

HealthEquity has received from Wells Fargo Bank a debt commitment to finance the acquisition. HealthEquity expects to deleverage rapidly through strong, predictable future cash flow and growth.

The transaction has been approved by the boards of directors of both HealthEquity and WageWorks and is subject to WageWorks’ stockholder approval, regulatory approvals and other customary closing conditions, but is not subject to the availability of financing. It is expected to close before year-end. HealthEquity expects to provide guidance on the future financial impact of the transaction on or before the closing of the transaction.

Following the close of the transaction, Jon Kessler will serve as President and CEO of the combined company. Kessler continued, “We look forward to welcoming the talented WageWorks team into HealthEquity’s “purple” culture of remarkable service to our customers and to each other. This transaction will open new opportunities for both team members and partners. We are committed to ensuring a smooth transition for all of our stakeholders as we expand the benefits we can offer.”

Advisors

Willkie Farr & Gallagher LLP is serving as legal counsel to HealthEquity. Perella Weinberg Partners LP and Wells Fargo Securities are serving as financial advisors to HealthEquity. WageWorks has engaged Wilson Sonsini Goodrich & Rosati P.C. for legal counsel and Evercore as financial advisor.

Investor Conference Call

HealthEquity will hold a conference call to discuss the transaction with investors on Thursday, June 27, 2019, at 8:00 a.m. ET.

HealthEquity Investor Conference Call

Date:	June 27, 2019
Time:	8:00 a.m. Eastern Time / 6:00 a.m. Mountain Time
Dial-In:	1-844-791-6252 (US and Canada)
1-661-378-9636 (International)
Conference ID:	6767699
Webcast:	ir.healthequity.com

A presentation deck will be made available shortly before the conference call.

About HealthEquity

HealthEquity connects health and wealth, delivering health savings account (HSA) and other consumer driven health and retirement solutions in partnership with over 45,000 employers and 141 health, retirement and other benefit plan providers nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $8.3 billion in assets for 4.1 million HSA members nationwide. For more information, visit www.HealthEquity.com.

About WageWorks

WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and WageWorks, the synergies from the proposed transaction, the combined company’s future operating results, HealthEquity’s expectations regarding debt repayment, projections as to the closing date of the proposed transaction, the anticipated benefits of the proposed transaction, future opportunities for HealthEquity upon closing of the proposed transaction, the product offerings of HealthEquity if the proposed transaction is consummated, and the ability of HealthEquity to deliver value to stakeholders. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals and approval of the stockholders of WageWorks; HealthEquity’s ability to finance the proposed transaction and its ability to generate sufficient cash flows to service and repay such debt; the ability of HealthEquity to successfully integrate WageWorks’ operations with those of HealthEquity; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and the retention of certain key employees of WageWorks may be difficult. Although HealthEquity and WageWorks believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s and WageWorks’ respective filings with the Securities and Exchange Commission, including, without limitation, each company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. Neither HealthEquity nor WageWorks undertakes any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this press release.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving WageWorks and HealthEquity. In connection with the proposed transaction, WageWorks intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, WageWorks will mail the definitive proxy statement and a proxy card to each stockholder of WageWorks entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that WageWorks may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF WAGEWORKS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT WAGEWORKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WAGEWORKS AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by WageWorks with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at WageWorks’ website (http://www.wageworks.com) or by contacting WageWorks’ Investor Relations at ir@wageworks.com.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. WageWorks, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of WageWorks in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of WageWorks’ stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in WageWorks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on May 30, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the WageWorks’ Investor Relations section of its website at www.wageworks.com.

HealthEquity

Investor Relations Contact

Richard Putnam

801-727-1209

rputnam@healthequity.com

Media Contact

Stephanie Sonoda

801-727-1243

pr@healthequity.com

Sydney Issacs

Abernathy MacGregor

713-999-5104

sri@abmac.com

WageWorks

Media Contact:

Elizabeth Anderson

WageWorks, Inc.

972.984.0800

Elizabeth.Anderson@Wageworks.com

Matt Benson/Paul Scarpetta

Sard Verbinnen & Co.

212.687.8080

Wageworks-svc@sardverb.com

Investor Contact:

Michael Smiley

WageWorks, Inc.

650.577.5303

Michael.Smiley@wageworks.com